Exhibit 23.1

DCAW (CPA) LIMITED Certified Public Accountants (Practising) 正大會計師事務所有限公司

HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong.

香港皇后大道中三五九至三六㇐號南島商業大廈七樓

Tel : (852) 2851 7954 Fax: (852) 2545 4086

Kowloon office: Room 2105, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

九龍旺角亞皆老街八號朗豪坊辦公大樓2105-06室

Tel: (852) 2780 0607 Fax: (852) 2780 0013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 17, 2016, relating to the consolidated financial statements of SGOCO Group, Ltd. and its subsidiaries (collectively the “Company”), which appears in the Annual Report on Form 20-F/A of the Company for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ DCAW (CPA) Limited

Hong Kong, China

October 17, 2016